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                                                                    EXHIBIT 10.4


                         U.S. EMPLOYEE MATTERS AGREEMENT


This U.S. EMPLOYEE MATTERS AGREEMENT, dated as of December 22, 1998, (the "EM Agreement"), is agreed to by General Motors Corporation ("GM") and Delphi Automotive Systems Corporation ("Delphi"), each a "Party", and collectively, the "Parties".

WHEREAS, Delphi and GM are parties to the Master Separation Agreement (the "MSA") entered into in connection with the separation of Delphi from GM, dated as of December 22, 1998.

WHEREAS, the MSA provides that the Parties shall enter into this EM Agreement in order to specify the rights and obligations of the Parties with respect to employee matters; and

NOW, THEREFORE the Parties agree as follows with regard to employees employed in the U.S. and U.S. based employees assigned to another country:


1.   DEFINITIONS.

     (a) "Delphi Business Unit" shall have the same meaning as "Delphi Automotive Systems Business" as defined in the Master Separation Agreement.

     (b) "Delphi Employees" shall mean all persons who are active employees assigned to, and each person who is on any approved leave of absence from, Delphi, a Delphi Business Unit, or a Delphi or Delphi Business Unit controlled or associated business. Delphi Employees will be designated as hourly or salaried.

     (c) "Delphi Terminated Employee" shall mean an individual who is not currently a Delphi Employee but whose last employment in the GM Controlled Group of Corporations (as defined in Internal Revenue Code
          Section 1563) was with Delphi, a Delphi Business Unit or a Delphi Business Unit controlled or associated business.

     (d) "Distribution Date" shall mean the date on which GM completes the distribution of at least 80 percent of the then outstanding shares of Delphi.

     (e) "GM Employees" shall mean all persons who are active or former employees of GM who are not a Delphi Employee or Delphi Terminated Employee. GM Employees will be designated as hourly or salaried.
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     (f)  "Effective Time" shall mean January 1, 1999.

     (g) "Flowback" shall mean the transfer or movement of individuals (including, without limitation, applicable individuals at divested units) after the Effective Time between Delphi and GM.


2.   EXHIBITS ATTACHED TO EM AGREEMENT.

The Exhibits and Attachments to this Agreement are incorporated by reference.


3.   RESPONSIBILITY FOR EMPLOYEES.

     (a) For employees who are or become Delphi Employees or Delphi Terminated Employees as of the Effective Time, Delphi (except as set forth in Schedule I of the MSA) and/or Delphi benefit plans shall assume all employment related responsibility, obligation, or liability of GM regardless of when incurred, except as expressly stated in this paragraph 3(a).

          The only exceptions (in addition to any set forth in Schedule I of the MSA) to Delphi's responsibility for such individuals are that: (1) Delphi will have no pension or retiree welfare benefit obligation or post-retirement workers compensation responsibility for individuals who have retired under the General Motors Retirement Program for Salaried Employees or are separated employees eligible for only a deferred vested benefit under the General Motors Retirement Program for Salaried Employees as of the Effective Time; and (2) Delphi will have no pension or retiree welfare benefit obligation or post-retirement workers compensation responsibility for hourly employees who retire under the General Motors Hourly Rate Employees Pension Plan or are separated employees eligible for only a deferred vested benefit under the General Motors Hourly Rate Employees Pension Plan on or before October 1, 1999; and GM shall retain such obligations.

          To the extent that Delphi or Delphi benefit plans cannot directly assume any responsibility, obligation, or liability, and GM or GM benefit plans thereby directly or indirectly incur costs, obligations, or liability, Delphi shall reimburse/indemnify GM for any and all such costs/liability. Such reimbursement shall be made using the actuarial and other assumptions set forth in Exhibit 1, the Employee Benefit Financial term sheet, if applicable. If language in Exhibit 1 is not directly applicable, the Parties will be guided by the methodology and assumptions of the Exhibit.


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          Exhibit 1, the Employee Benefit Financial term sheet, addresses various cost and "true up" issues related to retirements and Flowback.

     (b) On the Distribution Date Delphi will assume the terms of all applicable national and local collective bargaining agreements.


4.   SALARIED EMPLOYEE FLOWBACK.

     (a) Any salaried GM Employee who is transferred to Delphi or its subsidiaries pursuant to mutual agreement of Delphi and GM after the Effective Time and up until December 31, 2001, shall become a Delphi Employee as of the date of transfer and be covered under the Delphi benefit plans and policies upon transfer. Such an employee shall not be considered a GM Employee from and after the date of his or her transfer of employment. GM service for such employees will be counted for the purpose of meeting all waiting periods and benefit and policy eligibility and computation under Delphi benefit plans and policy. Any amounts for out-of-pocket limits and benefit maximums paid or incurred under the GM Benefit Plan by such employees who Flowback during the plan year in which the Flowback occurred will be counted toward such employee's out-of-pocket limits and benefit maximums under the Delphi Plans.

          An appropriate transfer of retirement program assets calculated as set forth in Section 414(l) of the Internal Revenue Code and a cash transfer as set forth in Exhibit 1 related to OPEB liability will follow the transfer. Generally such transfers/payments will be calculated and made on an annual basis. Conversion of applicable stock options will be as set forth in Exhibit 2, the Executive Task Team term sheet covering Methodology for Adjusting Stock Options for GM and Delphi Employees, or if not explicitly covered therein, based upon the same methodology. Any other applicable incentive compensation will be treated as set forth in Exhibit 3, the Executive Task Team term sheet covering Executive Transactions.

     (b) Any salaried Delphi Employee who is transferred to GM or its subsidiaries pursuant to mutual agreement of Delphi and GM after the Effective Time and up until December 31, 2001, shall become a GM Employee as of the date of transfer and be covered under the GM benefit plans and policies upon transfer. Such an employee shall not be considered a Delphi Employee from and after the date of his or her transfer of employment. Delphi service for such employees will be counted for the purpose of meeting all waiting periods and benefit and policy eligibility and computation under GM benefit plans and policy. Any amounts for out-of-pocket limits and benefit maximums paid or incurred under the Delphi Benefit Plan by such employees who Flowback during the plan year in


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          which the Flowback occurred will be counted toward such employee's out-of-pocket limits and benefit maximums under the GM Plans.

          An appropriate transfer of retirement program assets calculated as set forth in Section 414(l) of the Internal Revenue Code and a cash transfer as set forth in Exhibit 1 related to OPEB liability will follow the transfer. Generally such transfers/payments will be calculated and made on an annual basis. Conversion of applicable stock options will use the same methodology as set forth in Exhibit 2, the Executive Task Team term sheet covering Methodology for Adjusting Stock Options for GM and Delphi Employees. Any other applicable incentive compensation will be treated as set forth in Exhibit 3, the Executive Task Team term sheet covering Executive Transactions.

     (c) The Benefit Equalization Plan ("BEP"), Supplemental Executive Retirement Program ("SERP"), and Supplemental Life Benefits Program ("SLBP") will be treated as set forth in Section 10 (f) below.

     (d) Prior to January 1, 2002, Delphi will not hire, without the prior written consent of GM, on a regular, contract or other basis, any employee who was employed by GM or any of its affiliates on or after July 1, 1997.

     (e) Prior to January 1, 2002, GM will not hire, without the prior written consent of Delphi, on a regular, contract or other basis, any employee who was employed by a Delphi unit or Delphi on or after July 1, 1997.

     (f) Liabilities and/or costs, including but not limited to workers' compensation, for claims or injuries suffered at or before the time of Flowback remain the responsibility of the sending company.


5.   HOURLY EMPLOYEE FLOWBACK.

     (a) It is anticipated that the Parties will enter into Memoranda of Understandings (MOUs) with the union representatives of hourly employees. The parties will abide by the terms of the MOUs. To the extent the MOUs differ from the terms set forth in this Employee Matters Agreement the Parties will arrange to "true up" the financial arrangements to reflect the original capital structure. Such true up is generally covered in Exhibit 1.

          One of the items the MOUs are expected to address is hourly Flowback. In the event of hourly Flowback, the following financial arrangements will apply unless otherwise designated by the terms of the applicable MOU or otherwise agreed by the parties:


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          i.      Pension.
                  i.1. Except as otherwise provided in this Agreement, Delphi's defined benefit pension plan covering hourly employees (hereinafter referred to as the "Delphi Pension Plan"), effective as of the Distribution Date, will cover all eligible hourly Delphi Employees and employees of divested units as set forth in 8(d) below. The Delphi Pension Plan will contain terms identical to the GM Hourly-Rate Employees Pension Plan (hereinafter referred to as the "GM Pension Plan") except for those provisions required to be changed as a result of a new Plan sponsor and the provisions addressed in this Agreement. In the event of hourly Flowback after the Distribution Date, the intent of the parties is to provide employees with benefits from the Delphi Pension Plan and the GM Pension Plan which, apart from any difference that may result from future bargaining, in aggregate, will equal the benefits that would have been provided had the Delphi separation not occurred. In order to address Flowback of employees from Delphi to GM after the Distribution Date where the employee has not retired as of October 1, 1999, the Delphi Pension Plan will provide as set forth in i.2. through i.5.

                  i.2. Pro-rata share shall mean a percentage based on the number of years of credited service recognized under the Delphi Pension Plan divided by the total years of credited service under the GM Pension Plan acquired after the Distribution Date and the number of years of credited service recognized under the Delphi Pension Plan.

                  i.3. Except as provided in i.4. below, all hourly employees with unbroken seniority who Flowback from Delphi to GM after the Distribution Date and are not retired on or before October 1, 1999, shall be entitled to payment from the Delphi Pension Plan upon retirement from GM. Such payment will be equal to a pro-rata share of the total benefits that would be payable under the Delphi Pension Plan, determined as if the employee were then retiring from Delphi on a voluntary basis taking into account the credited service under the GM Pension Plan acquired after the Distribution Date and the credited service under the Delphi Pension Plan as of the Date of Retirement. The payment will include a basic benefit (reduced for age where appropriate) for each year of credited service under the Delphi Pension Plan, and any applicable supplement in an amount equal to the difference between the basic benefit and the pro-rata share of the total benefit calculated above.


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                  i.4.   Unless GM and Delphi agree to a "Mutual Retirement" (as
                  defined in the GM Pension Plan), or Delphi approves a disability retirement (such approval shall not be unreasonably withheld), any employee who is covered under the Delphi
                  Pension Plan who flows back to GM after the Distribution Date and who retires from GM but is not otherwise eligible to retire under the Delphi Pension Plan (taking into account for eligibility purposes credited service under the GM Pension
                  Plan acquired after the Distribution Date), shall be eligible under the Delphi Pension Plan only for unreduced benefits at age sixty-two (62) and one (1) month at the benefit levels in effect under the Delphi Pension Plan as of the date of retirement from GM increased as appropriate until age 62 and one month as if the Delphi Pension Plan benefits had commenced as of the date the employee retired from GM, provided, however, if such an employee grows into eligibility for an 85 point retirement, Delphi's responsibility, subject to any applicable age reductions, will commence the first of the month following attainment of Age 60.

                  i.5. The surviving spouse of an employee who has unbroken seniority at Delphi at the Distribution Date, is vested under the Delphi Pension Plan as of such date and dies while employed by GM, shall be eligible for payment from the Delphi Pension Plan of a pro-rata death benefit based on Delphi credited service and the Delphi benefit levels in effect at the time of death. All other Pension Plan terms shall apply, including but not limited to those regarding eligibility, and duration of surviving spouse benefits.

                  i.6. In order to address Flowback of employees from GM to Delphi after the Distribution Date where the employee has not retired as of October 1, 1999, the GM Pension Plan will provide as set forth in i.7. through i.10.

                  i.7. Pro-rata share shall mean a percentage based on the number of years of credited service recognized under the GM Pension Plan divided by the total years of credited service under the Delphi Pension Plan acquired after the Distribution Date and the number of years of credited service recognized under the GM Pension Plan.

                  i.8. Except as provided in i.9. below, all hourly employees with unbroken seniority who Flowback from GM to Delphi after the Distribution Date and are not retired on or before October 1, 1999, shall be entitled to payment from the GM Pension Plan upon retirement from Delphi. Such payment will be equal to a pro-rata share of the total benefits that would be payable under the GM


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                  Pension Plan, determined as if the employee were then retiring from GM on a voluntary basis taking into account the credited service under the Delphi Pension Plan acquired after the Distribution Date and the credited service under the GM
                  Pension Plan as of the Date of Retirement. The payment will include a basic benefit (reduced for age where appropriate) for each year of credited service under the GM Pension Plan, and any applicable supplement in an amount equal to the difference between the basic benefit and the pro-rata share of the total benefit calculated above.

                  i.9. Unless GM and Delphi agree to a "Mutual Retirement" (as defined in the Delphi Pension Plan), or GM approves a disability retirement (such approval shall not be unreasonably withheld), any employee who is covered under the GM Pension Plan who flows back to Delphi after the Distribution Date and who retires from Delphi but is not otherwise eligible to retire under the GM Pension Plan (taking into account for eligibility purposes credited service under the Delphi Pension Plan acquired after the Distribution Date), shall be eligible under the GM Pension Plan only for unreduced benefits at age sixty-two (62) and one (1) month at the benefit levels in effect under the GM Pension Plan as of the date of retirement from Delphi increased as appropriate until age 62 and one month as if the GM Pension Plan benefits had commenced as of the date the employee retired from Delphi provided, however, if such an employee grows into eligibility for an 85 point retirement, GM's responsibility, subject to any applicable age reductions, will commence the first of the month following attainment of age 60.

                  i.10. The surviving spouse of an employee who has unbroken seniority at GM at the Distribution Date, is vested under the GM Pension Plan as of such date and dies while employed by Delphi, shall be eligible for payment from the GM Pension Plan of a pro-rata death benefit based on GM credited service and the GM benefit levels in effect at the time of death. All other GM Pension Plan terms shall apply, including but not limited to those regarding eligibility, and duration of surviving spouse benefits.

          ii. OPEB. OPEB costs associated with hourly employee movement between the companies after the Effective Time will be addressed as set forth in Exhibit 1.

          iii. Savings Plans. Upon Flowback employees may transfer existing savings plan assets to the new employer's savings plan or keep them in the sending employer's savings plan.




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          iv.     SUB/GIS and JOBS. SUB/GIS and JOBS will be treated as set
                  forth in Exhibit 4, the Labor Relations term sheet. It is not anticipated that there be a reallocation of the caps upon Flowback to GM or Delphi.

          v. Liabilities and/or costs, including but not limited to workers' compensation, for claims or injuries suffered at or before the time of Flowback remain the responsibility of the sending company.

          vi. Legal Services Plans will be treated as set forth in Exhibit 4, the Labor Relations term sheet.

          vii. Joint Funds will be treated as set forth in Exhibit 4, the Labor Relations term sheet. It is not anticipated that there be a reallocation of the Joint funds upon Flowback to GM or Delphi.

          viii. Relocation costs associated with the Flowback of employees will be shared as set forth in Exhibit 4, the Labor Relations term sheet.

     (b) With the exception of "Flowbacks", prior to January 1, 2002 Delphi will not hire, without the prior written consent of GM, on a regular, contract or other basis, any employee who was employed by GM or any of its affiliates on or after July 1, 1997. Notwithstanding the above Delphi may hire on an ad hoc, non-systematic, limited duration basis such hourly employees in order to meet its short-term operational needs.

     (c) With the exception of "Flowbacks", prior to January 1, 2002 GM will not hire, without the prior written consent of Delphi, on a regular, contract or other basis, any employee who was employed by a Delphi unit or Delphi on or after July 1, 1997. Notwithstanding the above, GM may hire on an ad hoc, non-systematic, limited duration basis such hourly employees in order to meet its short term operational needs.


6.   SPONSORSHIP OF EMPLOYEE BENEFIT PLANS AND EMPLOYEE ARRANGEMENTS BY DELPHI.

At the Effective Time for salaried employees and the Distribution Date for hourly employees, Delphi will establish the Employee Benefit Plans and Employee Arrangements listed in Exhibit 5. Such Employee Benefit Plans and Employee Arrangements will have terms substantially identical to the corresponding GM Employee Benefit Plans and Employee Arrangements and provide for service credit for prior GM service, except as otherwise set forth herein. Delphi will assume the liabilities with respect to Delphi Employees under such plans except as provided in Section 3(a), whether incurred before or after the Effective Time. Except as set forth in Section 12(c)


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nothing in this Agreement shall prohibit Delphi from amending, modifying or terminating Delphi Employee Benefit Plans and Employee Arrangements.


7.   EMPLOYEE SAVINGS PLANS.

     (a) Effective at the Effective Time for salaried employees and the Distribution Date for hourly employees, or as soon thereafter as practical, to the extent permissible under applicable law the account balances of Delphi Employees in GM Savings Plans will be transferred to accounts in the Delphi Savings Plans.

     (b) Effective as of the Distribution Date Delphi and GM shall amend each of their Savings Plans to add Delphi Common Stock (referred to herein as "Delphi Stock") as an additional investment fund to receive and hold Delphi Stock. The amendments shall provide that participants in the GM Savings Plans may not transfer funds into or make additional voluntary investments in the Delphi Stock investment fund.


8. CREATION OF RETIREMENT PLANS AND TRANSFER OF GM RETIREMENT PLAN ASSETS AND LIABILITIES.

     (a) Effective as of Effective Time for salaried employees and the Distribution Date for hourly employees, Delphi shall:

          (i) Establish a defined benefit Delphi pension plan for the benefit of the Delphi Employees formerly covered by the GM Retirement Program for Salaried Employees with terms and conditions that are substantially identical to those of such plan, including, but not limited to, credit for past service with GM and its subsidiaries for eligibility, vesting, early retirement, and, contingent upon the transfer of assets set forth in Exhibit 1, benefit accrual and compensation earned with GM or its subsidiaries (the Delphi Salaried Retirement Program); and

          (ii) Establish a defined benefit Delphi pension plan for the benefit of the Delphi Employees formerly covered by the GM Hourly Rate Employees Pension Plan with terms and conditions that are substantially identical to those of such plan, including credit for past service with GM and its subsidiaries for eligibility, vesting, early retirement, and, contingent upon the transfer of assets set forth in Exhibit 1, benefit accrual earned with GM or its subsidiaries.

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     Both the Delphi Retirement Program for Salaried Employees and the Delphi
     Hourly Rate Employee Pension Plan (together, the "Delphi Retirement Plans") shall comply with Section 411(d)(6) of the Internal Revenue Code of 1986, as amended from time to time, ("Code") to protect Delphi Employees with respect to benefits earned and other protected provisions under the GM Retirement Program for Salaried Employees and the GM Hourly Rate Employee Pension Plan (together, the "GM Retirement Plans").

     (b) GM shall cause a "spin-off" transfer, within the meaning of Section 414(l) of the Code, from the GM Retirement Plans to the Delphi Retirement Plans, in the manner and at the times specified in Exhibit
          1. The computation of the amounts to be transferred shall be performed separately for each of the GM Retirement Plans.

     (c) The Delphi Retirement Plans shall also cover the provision of benefits for employees of divested units which were formerly Delphi operations to the extent that the GM Retirement Plans cover the provision of benefits for such "divested employees" as of the Effective Time, except as follows. The GM Retirement Program for Salaried Employees will continue to cover such "divested salaried employees" who have retired from GM and the buyer as of the Effective Time and the GM Hourly Rate Employee Pension Plan will continue to cover such "divested hourly employees" who retire from GM and the buyer as of October 1, 1999. To the extent the Parties are unable to arrange with an applicable third party (such as a buyer of a divested unit) for direct payment of benefits or transfer of obligations, Delphi agrees to reimburse GM for any such amounts. Such reimbursement shall be made using the actuarial and other assumptions set forth in Exhibit 1, if applicable. If language in Exhibit 1, the Employee Benefit Financial term sheet, is not directly applicable, the Parties will be guided by the methodology and assumptions of the Exhibit.

     (d) The GM Salaried Retirement Program has contracted with certain Life Insurance Companies to provide insured payments for certain participants who made contributions to the Retirement Plans for certain periods. Delphi agrees to enter into separate agreements with the Life Insurance Companies to provide comparable benefits for those who become Delphi Employees.


9.   GM STOCK INCENTIVE PLAN.

Treatment of applicable stock options will be as set forth in Exhibit 2, the Executive Task Team term sheet covering Methodology for Adjusting Stock Options for GM and Delphi Employees, or if not explicitly covered therein, based upon the same methodology. Any other applicable incentive compensation will be treated as set forth in Exhibit 3, the Executive Task Team term sheet covering Executive Transactions.




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10.  DELPHI EMPLOYEE BENEFIT PLANS.

     (a) Delphi shall pay the liabilities and expenses under the Delphi Benefit Plans with respect to Delphi Employees. The Delphi Benefit Plans shall also cover the provision of benefits for employees of divested units which were formerly Delphi operations to the extent that the GM Benefit Plans cover the provision of benefits for such "divested employees" as of the Effective Time, except that the GM Benefit Plans to the extent applicable will continue to cover such "divested employees" who have retired from GM on or before the Effective Time or for hourly employees on or before October 1, 1999. To the extent the Parties are unable to arrange with an applicable third party (such as a buyer of a divested unit) for direct payment of benefits or transfer of obligations, Delphi agrees to reimburse GM for any such amounts. Such reimbursement shall be made using the actuarial and other assumptions set forth in Exhibit 1, if applicable. If language in
          Exhibit 1, the Employee Benefit Financial term sheet, is not directly applicable, the Parties will be guided by the methodology and assumptions of the Exhibit.

     (b) GM involvement in assisting in the administration of the Delphi Benefit Plans shall be as set forth in Exhibit 6, the Employee Matters Transition Services Agreement and term sheets incorporated therein.

     (c) All GM VEBA assets will continue to be applicable only for payment of benefits/expenses under GM Welfare Benefit Plans. There will be no transfer of VEBA assets to Delphi or Delphi Welfare Benefit Plans.

     (d) Assets in the GM/IUE SUB Trust Fund or any successor trust fund will be split pro-rata between the GM/IUE SUB Trust Fund or its successor trust fund and the Delphi/IUE SUB Trust Fund or Delphi/IUE successor trust fund based on the proportion that Delphi IUE represented eligible employees bear to GM IUE represented eligible employees plus Delphi IUE represented eligible employees, as of the Distribution Date. Any Delphi expenses allocated to the SUB trust or successor trust will reduce the amount of such trust allocated to Delphi on the Distribution Date.

     (e) Life Insurance Plan reserves will be allocated pro rata between the applicable Delphi and GM Life Insurance Plans as set forth in the Life and Disability Benefits term sheet.

     (f) With respect to the GM BEP plans, SERP, and SLBP (collectively the "non-qualified plans") and the separate corresponding unfunded non-qualified plans, established by Delphi, GM and Delphi agree as follows:



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          (i)     To the extent any GM Employee is transferred to Delphi on or after the Effective Time and up through December 31, 2001, the liability under the GM unfunded non-qualified plans for such employee shall be a Delphi liability payable under the corresponding Delphi plans from and after the date such employee is employed by Delphi.

          (ii) To the extent any Delphi Employee is transferred to or otherwise employed by GM on or after the Effective Time and up through December 31, 2001, the liability under the Delphi unfunded non-qualified plans for such employee shall be a GM Liability payable under the corresponding GM plans from and after the date such employee is employed by GM.

          (iii) If such a non-qualified plan is funded and an employee transfers pursuant to Section 4(a) of the Agreement, the assets associated with the transferring employee will be transferred. Such transfer will be calculated consistent with the funding assumptions of the plan.


11.  WORKERS' COMPENSATION.

     (a) Except as specifically set forth in Section 3(a), 4(f) and 5(a)v. above, workers' compensation liability for all Delphi Employees and Delphi Terminated Employees shall be assumed and retained by Delphi or its subsidiaries at and following the Effective Time, regardless of the time an individual became a Delphi Employee. To the extent such liability cannot be directly assumed by Delphi, Delphi shall reimburse/indemnify GM for any and all such costs/liability GM directly or indirectly incurs in regard to such individuals. Such reimbursement shall include reimbursement for retrospective premium adjustments relating to such individuals.


12.  FURTHER AGREEMENTS.

From and after the Effective Time for salaried employees and the Distribution Date for hourly employees:

     (a) Delphi shall, and shall cause its subsidiaries, to honor and provide for payment of benefits and compensation under all Delphi Employee Benefit Plans and Delphi Employee Arrangements in accordance with their terms, as amended from time to time subject to the terms of this EM Agreement.

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     (b)  Delphi shall, and shall cause its subsidiaries, to provide credit to
          Delphi Employees for service with GM, its successors and its affiliates for purposes of eligibility, vesting and eligibility to retire (but not for benefit accruals except as set forth in Section 8 above) under all Employee Benefit Plans. No pre-existing conditions exclusions will apply under the Delphi medical plans except to the extent such exclusion is applicable under the plan of GM in effect immediately prior to the Effective Time for salaried employees and the Distribution Date for hourly employees. Any amounts for out-of-pocket limits and benefit maximums paid or incurred under the GM Benefit Plans by such employees during the plan year will be counted toward such employee's out-of-pocket limits and benefit maximums under the Delphi Plans for the same plan year.

     (c) Delphi shall, and shall cause its subsidiaries to continue any GM Employee Benefit Plan and GM Employee Arrangement that is a severance benefit plan or arrangement, without any adverse changes until December 31, 1999.

     (d) Notwithstanding anything herein to the contrary, to the extent that GM or Delphi hold a controlling interest in a subsidiary that maintains pension, savings and/or welfare plans separate and apart from the GM or Delphi plans, and such subsidiary becomes a subsidiary of Delphi as a result of the Delphi separation transaction, the plans of such subsidiary shall become/remain the responsibility of such subsidiary, and no division or split-up of such plan will occur as a result of the Delphi separation transaction.

     (e) Except as set forth in Section 12(c), nothing in this Agreement shall prohibit Delphi from amending, modifying or terminating Delphi Employee Benefit Plans and Employee Arrangements.


13.   COOPERATION.

Delphi and GM shall reasonably cooperate with each other in carrying out the terms of this EM Agreement, and each party shall exchange such information with the other party, as may be reasonably required by the other party, with respect thereto.

14.   NO THIRD PARTY BENEFICIARIES.

No provision in this EM Agreement or in any Schedule, including any Attachment thereto, shall confer upon any person, other than the signatories hereto, any rights or remedies with respect to the employment, compensation, benefits, or other terms and conditions of employment of any persons, provided that any rights to be provided under

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

the Delphi Employee Benefit Plans or their successors, pursuant to this EM Agreement and the attached Schedules, shall be enforceable by the participants thereunder.


15.   SEVERABILITY.

In case any one or more of the provisions contained in this EM Agreement or the Schedules and Attachments hereto shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction or a qualified arbitrator, the validity, legality and enforceability of the remaining provisions contained herein and other applications thereof shall not in any way be diminished.


16.   GOVERNING LAW.

To the extent not governed by federal law, this EM Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.


17.   PRESS RELEASES.

Except as may be required by law or State or Federal Agencies, no press release concerning the existence of this EM Agreement shall be made by one Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.


18.   ENTIRE AGREEMENT:  AMENDMENTS.

The MSA, this EM Agreement and the Exhibits and Attachments to this EM Agreement constitute the entire agreement among the Parties and supersede all other pre-existing agreements, with respect to the matters expressly provided for in this EM Agreement and the Exhibits and Attachments hereto. This Agreement may be amended or modified only by mutual agreement in writing, signed by an authorized representative of each Party. Provided, however, that it is anticipated that the Parties will sign memoranda of understanding with the union representatives of represented employees affected by the transaction, and to the extent such memoranda conflict with the terms of the MSA, EM Agreement or Transition Services Agreement and are signed or approved by both Delphi and GM, the memoranda shall control subject to the first paragraph of Section 5(a) above.


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19.   ORDER OF PRECEDENCE.

The Parties hereto agree that if any terms of this EM Agreement conflict with the terms in the MSA, the terms of this EM Agreement shall govern with respect to the resolution of such conflict. Furthermore if the terms of any incorporated term sheet differ from the terms of this EM Agreement the terms of the term sheet shall govern.


20.   TRANSITION SERVICES

Transition services for employee matters will be governed by the Employee Matters Transition Services Agreement attached as Exhibit 6 or in the case of payments related to the Health Care Initiatives term sheet, will be made pursuant to the payment terms provided in that term sheet.


21.   COUNTERPARTS.

This EM Agreement may be executed in counterparts, each of which shall be deemed an original.


22.   NOTICES.

All notices or other communications hereunder or under any Schedule or Attachment hereto, shall be in writing, signed by the party providing such notice, and shall be considered properly given or made and shall be deemed to have been duly given on the date of delivery, when delivered personally or transmitted and received by telex or telecopies/facsimile transmitter, receipt acknowledged or confirmed during normal business hours, or in the case of registered or certified mail, return receipt requested, postage prepaid, on the date shown on such return receipt. Each party shall promptly notify the other Party of any change in the name of either individual designated below to receipt a copy of notices.

Any notices to GM shall be sent as follows:

Kathleen S. Barclay
Vice President
Global HR and GMU
30400 Mound Road
Mail Code 480-108-309
Warren, MI  48090
Telephone:  (810) 986-6034
Facsimile:  (810) 986-1402


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





Any notices to Delphi shall be sent as follows:

Mark Weber
Vice President HRM
Delphi Automotive Systems
5725 Delphi Drive
Mail Code 483-400-606
Troy, MI  48098
Telephone:  (248) 813-2521
Facsimile:  (248) 813-2523



23.   DESCRIPTIVE HEADINGS.

The section and clause headings of this EM Agreement are for reference purposes only and shall not affect the meaning or interpretation of this EM Agreement.



IN WITNESS WHEREOF, the Parties hereto have executed this EM Agreement as of the date written above.


GENERAL MOTORS CORPORATION               DELPHI AUTOMOTIVE SYSTEMS


By:  /s/ Kathleen S. Barclay             By:  /s/ Mark Weber
   ---------------------------------        ---------------------------------

         Vice President
         Global Human Resources and               Vice President
Title:   General Motors University       Title:   Human Resources Management
       -----------------------------            -----------------------------


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